                                                                  EXHIBIT 10z(i)

                            [LOGO OF BELL ATLANTIC]

                                             November 4, 1999



Mr. James G. Cullen
1310 North Court House Road
11th Floor
Arlington, Virginia 22201

Dear Jim,

     The purpose of this letter is to confirm that Bell Atlantic Corporation (the "Company") has offered you an additional stay bonus in the amount of $1.7 million (the "Additional Bonus") on the same terms and conditions as the stay bonus provided for in your Amendment to Employment Agreement, dated as of October 27, 1998 (the "Amendment"), except as follows:

     (i) for purposes of the Additional Bonus, you will not be considered to be an "Employee in Good Standing" (as that term is used in the Amendment and defined in Section 5(d) of your Employment Agreement with the Company dated as of June 1, 1998), and you will therefore not be entitled to receive the Additional Bonus if, prior to completion of the Company's merger with GTE, you terminate your employment with the Company on grounds of "Constructive Discharge" (as that term is defined in Section 7(d) of your Employment Agreement with the Company, dated as of June 1, 1998); and

     (ii) if you become entitled to the Additional Bonus, it will be credited to your Personal Deferral sub-account under the Bell Atlantic Senior Management Income Deferral Plan ("IDP") as of the date you separate from service from the Company.

     In addition, the Company agrees that, upon your separation from service following completion of the GTE merger, the Company will enter into a letter agreement with you substantially in the form of Attachment 1. (For purposes of illustration, Attachment 1 assumes your separation date will be June 1, 2000; your actual separation date will be used in the final letter agreement.)

     Finally, this letter confirms that you have elected to defer, into your Personal Deferral sub-account under the IDP, the full amount of any stay bonus you become entitled to pursuant to the Amendment.
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     Please indicate your acceptance of the terms of this letter by signing and dating it in the spaces provided below.

                                       Sincerely yours,


                                       Donald J. Sacco

______________________
James G. Cullen


______________________
Dated


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

                            [LOGO OF BELL ATLANTIC]

                                             Attachment 1
                                             Form of Letter Agreement
                                             June 1, 2000

Mr. James G. Cullen
1310 North Court House Road
11th Floor
Arlington, Virginia 22201

Dear Jim,

     The purpose of this letter is to confirm our mutual understanding regarding the terms of your separation from service from Bell Atlantic Corporation (the "Company").

     Your separation will be considered to be an involuntary termination of employment, without cause, effective as of the close of business on June 1, 2000 (the "Separation Date"). Accordingly, subject to your signing and not revoking the Release attached as Exhibit A, and your fulfillment of the non-compete and other terms of your Employment Agreement with the Company, dated as of June 1, 1998 (the "Employment Agreement"), you will be entitled to receive, as liquidated damages, the payments, credits, and benefits provided for in Section 7(c) of your Employment Agreement. In addition, because you have fulfilled your obligations to the Company under your Amendment to Employment Agreement, dated October 27, 1998 (the "Amendment") and your letter agreement with the Company dated as of November 4, 1999 (the "Letter Agreement"), you will be entitled to receive the stay bonuses provided for in the Amendment and the Letter Agreement.

     More specifically, you will be entitled to receive:

     (1) payments in lieu of salary, as provided in Section 7(c)(i) of your Employment Agreement;

     (2) payments in lieu of short-term incentives, as provided in Section 7(c)(ii) of your Employment Agreement, which payments, upon your submission to the Company of a timely deferral election, may be deferred into the Bell Atlantic Income Deferral Plan ("IDP";

     (3) a payment equal to the value of your Phantom Shares as of the Separation Date, as provided in Section 7(c)(iii) of your Employment Agreement;

     (4) a payment in lieu of a stock option grant, as provided in Section 7(c)(iv) of your Employment Agreement; provided further, with respect to your outstanding stock options, that (i) any options that are unexerciseable on the Separation Date shall become exerciseable on June 2, 2000; (ii) each outstanding option shall remain exercisable until June 1, 2006, (or, if earlier, the first anniversary of your death or the tenth anniversary of the date of grant); and (iii) for the period through June 1, 2001, each outstanding option shall be exercisable on the same terms and conditions as if you were still an active employee of the Company (for example, if you undertake a stock-for-stock exercise, you will be entitled to receive reload options and to elect to defer your receipt of gain shares, subject to the terms of the Bell Atlantic 1985 Incentive Stock Option Plan and the applicable administrative guidelines thereunder);

     (5) credits to your IDP account, as provided in Section 7(c)(v) of your Employment Agreement, which credits shall be calculated by the Company and allocated to your IDP account (i) as of the Separation Date, for credits due this year, and (ii) as of February 1, for each subsequent year in which such credits are due;

     (6) split-dollar life insurance benefits, as provided in Section 7(c)(vi) of your Employment Agreement.

     (7) payments in lieu of flexible perquisites, as provided in Section 7(c)(vii) of your Employment Agreement;

     (8) a payment in lieu of up to five weeks of unused vacation, provided that all management personal days and floating holidays must be used by the Separation Date;

     (9) in accordance with the Letter Agreement and Section 2(a) of the Amendment, credits to your Personal Deferral sub-account under the IDP in the amounts of $1.7 million (which shall be made as of the Separation Date) and $1.969 million (which shall be made as of [insert closing date for BA/GTE merger]);

     (10) retiree medical and dental benefits; and

     (11) outplacement services for a period of up to one year from the date you begin to use such services.

     Except for the points of clarification outlined above, this letter does not amend or supersede your Employment Agreement, the Amendment, or the Letter Agreement, each of which shall remain in full force and effect. To confirm that this letter accurately describes the terms of your separation from service, please sign and date the letter in the space provided below, and return the letter to me. Also, please return to me an executed original of the attached Release.

                                             Sincerely yours,


                                             Donald J. Sacco
___________________________
James G. Cullen

_________________
Dated

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

                                    EXHIBIT A
                                    ---------


     THIS RELEASE (the "Release") is entered into by James G. Cullen (the "Key Executive"), for the benefit of BELL ATLANTIC CORPORATION (the "Company"), and all companies, and their officers, directors and employees, which are affiliated with the Company or in which the Company owns a substantial economic interest, and any benefit plan maintained by any Bell Atlantic Company (or any plan administrator of any such plan). Capitalized terms in this document which are not otherwise defined herein shall have the respective meanings assigned to them in the Employment Agreement between the Company and the Key Executive, dated as of June 1, 1998 (the "Agreement"), and the Amendment to Employment Agreement dated October 27, 1998 (the "Amendment").

     WHEREAS, the Key Executive has separated from service with the Company on June 1, 2000 (the "Separation Date") pursuant to the terms of (i) the Agreement,
(ii) the Amendment, (iii) the letter agreement between the Company and the Key Executive dated as of November 4, 1999 (the "First Letter Agreement"), and (iv) the letter agreement between the Key Executive and the Company, dated June 1, 2000 (the "Second Letter Agreement"); and

     WHEREAS, the Key Executive wishes to execute this Release as contemplated under the terms of the Agreement.

     NOW, THEREFORE, the Key Executive affirms as follows:

     1. The Key Executive hereby waives any and all claims which the Key Executive might have against any Bell Atlantic Company, and any benefit plan maintained by any Bell Atlantic Company (or any plan administrator of any such plan), for salary payments, vacation pay, incentives, bonuses, or other remuneration or employee benefits of any kind, with the exception of any obligations of the Company arising after the Separation Date under Sections 7 and 8 of the Agreement, Section 2 of the Amendment, or any provisions of the First Letter Agreement or the Second Letter Agreement.

     2. Except as provided in Section 1 hereof, the Key Executive hereby voluntarily releases and discharges each and every Bell Atlantic Company and their successors and assigns, and the directors, officers, employees, and agents of each of them, and any benefit plan maintained by any Bell Atlantic Company (or any plan administrator of any such plan), of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind which the Key Executive might have or assert against any of said entities or persons as of the Separation Date by reason of the Key Executive's employment by any Bell Atlantic Company or the termination of said employment, and all circumstances related thereto, including but not limited to, any and all claims, demands, rights and causes of action, including those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), the Civil Rights Acts of 1866 and 1871
                              -- ---
(42 U.S.C. Sections 1981 and 1983), Executive Order 11246, as amended, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. Section 621 et
                                                                            --
seq.), the Equal Pay Act of 1963 (29 U.S.C. Section 206(d)(1)), the
---
Rehabilitation Act of 1973 (29 U.S.C. Sections 701-794), the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act ("ERISA") or any other applicable federal, state or local employment discrimination statute or ordinance.

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

     3. The Key Executive hereby reaffirms all covenants and promises given by the Key Executive under the Agreement, and all other terms and conditions of the Agreement, in all respects.

     4. Should any provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

     STATEMENT BY THE KEY EXECUTIVE WHO IS SIGNING BELOW: THE COMPANY HAS
     ---------------------------------------------------
ADVISED ME IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE. THE COMPANY HAS FULFILLED ITS DUTIES TO ME UNDER THE OLDER WORKERS BENEFITS PROTECTION ACT, AND I ACKNOWLEDGE THAT THIS RELEASE IS LEGALLY ENFORCEABLE BY THE COMPANY. I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS RELEASE AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY (OVER A PERIOD OF SUBSTANTIALLY MORE THAN 21 DAYS) TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO EXECUTING THIS DOCUMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I UNDERSTAND THAT I MAY REVOKE THIS RELEASE WITHIN SEVEN (7) DAYS FOLLOWING MY SIGNING, AND THIS RELEASE WILL NOT BECOME ENFORCEABLE OR EFFECTIVE UNTIL THAT SEVEN-DAY PERIOD HAS EXPIRED.

     THE UNDERSIGNED, intending to be legally bound, has executed this Release as of the lst day of June, 2000, that being the Key Executive's Separation Date.

                                             THE KEY EXECUTIVE



                                             Signed:___________________________
                                                    James G. Cullen

                                THIS IS A RELEASE
                          READ CAREFULLY BEFORE SIGNING

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